Exhibit 99.1

For More Information, Contact:

James E. Fickenscher/Chief Financial Officer	Gregory Gin
Auxilium Pharmaceuticals, Inc.	Lazar Partners, Ltd.
(484) 321-5900	(212) 867-1762
jfickenscher@auxilium.com	ggin@lazarpartners.com

Auxilium Pharmaceuticals, Inc. Temporarily Suspends Dosing in Phase

III Trials for AA4500 in Dupuytren’s Contracture

Clinical Trial Material Fails Visual Appearance Test

Conference Call Scheduled for 9:00 AM EST Thursday, December 7, 2006

MALVERN, PA (December 6, 2006) – Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL) today announced that it has temporarily suspended the dosing of patients in the Company’s ongoing phase III trials for AA4500 for the treatment of Dupuytren’s contracture in response to a visual appearance failure of the lyophilized material in some vials of AA4500 for use in the clinical trials. The Company is conducting an investigation to determine the root cause of this failure and believes that it is likely related to the higher than expected moisture content within the vial. Based on tests conducted, the Company has excluded container closure as a cause and believes that the issue is related to the lyophilization process and/or equipment. The issue was identified as part of routine ongoing stability testing. The Company will hold a conference call to discuss this matter on December 7, 2006 at 9:00 a.m. Eastern Time.

The Company stated that it has not received any reports of adverse reactions from the ongoing phase III trials and that the clinical trial investigators would continue to monitor patients already dosed in accordance with the trial protocols.

“While we are disappointed by this development, we believe this is the right thing to do both for patients and for the Company, who have a common interest in successfully developing non-surgical therapies to effectively treat Dupuytren’s contracture,” said Mr. Armando Anido, Chief Executive Officer and President. “We know that the manufacture of biologics is complex and our team of experts will endeavor to complete the root cause investigation as soon as possible in order to implement corrective actions so that we can resume the phase III trials.”

Both the U.S. and ex-U.S. studies are double-blind, randomized, placebo controlled studies of AA4500. The U.S. study is designed to enroll more than 200 patients at up to15 sites, and the ex-U.S. study is designed to enroll up to 60 patients at sites in Australia and Switzerland.

Conference Call

Auxilium will hold a conference call tomorrow, December 7, at 9:00 a.m. Eastern Time. The conference call will be simultaneously web cast on Auxilium’s web site and archived for future review until December 21, 2006.

Conference call details:
Date:	Thursday, December 7, 2006
Time:	9:00 a.m. ET
Dial-in (U.S.):	800-665-0430
Dial-in (International):	913-312-1300
Web cast:	http://www.auxilium.com

To access an audio replay of the call:
Access number (U.S.):	888-203-1112
Access number (International):	719-457-0820
Conference ID#:	4485881

Safe Harbor Statement

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the timing and outcome of our root cause analysis, the implementation of our corrective actions and their effect on AA4500, and the timing of resumption of the clinical trials for AA4500 for the treatment of Dupuytren’s contracture. All statements other than statements of historical facts contained in this release, including but not limited to, statements regarding future expectations, plans and prospects for the Company, financial guidance and other statements containing the words “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “endeavor,” and similar expressions, as they relate to the Company, constitute forward-looking statements. Actual results may differ materially from those reflected in these forward-looking statements due to various factors, including general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and those discussed in the Company’s Annual Report on Form 10-K for the period ended December 31, 2005 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 under the heading “Risk Factors”, which is on file with the Securities and Exchange Commission (the “SEC”) and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “Investor Relations—SEC Filings.” There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements.

In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this release.

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